Exhibit 99.1

Enterasys Networks Agrees to Settle Shareholder Suit Against Its Predecessor, Cabletron Systems

    ANDOVER, Mass.--(BUSINESS WIRE)--Jan. 18, 2005--

    Company expects to record $500,000 charge in fourth quarter of 2004.

    Enterasys Networks Inc. (NYSE: ETS) announced today that it has entered into an agreement in principle to settle shareholder litigation filed in 1997 against its predecessor, Cabletron Systems, Inc., and certain Cabletron directors and officers. The settlement, which is subject to execution of a final settlement agreement and subsequent court approval, does not reflect any admission of wrongdoing by the defendants.
    "We are very pleased to be putting this matter behind the Company with minimal financial impact," said William K. O'Brien, chief executive officer of Enterasys Networks. "Our current management team inherited a significant number of legacy issues that needed to be dealt with. In settling the last pending shareholder lawsuit, we are closing a difficult chapter in the Company's history."
    Under the terms of the agreement, Enterasys has agreed to pay $10.5 million. The Company expects all but approximately $500,000 of this amount to be recovered from proceeds of certain Company insurance policies. As a result, Enterasys expects to recognize a one-time net charge of approximately $500,000 in the fourth quarter of fiscal 2004.
    The settlement resolves all claims made in nine class action lawsuits originally filed in the United States District Court for the District of New Hampshire against Cabletron Systems, Inc., and various individual defendants, which were consolidated into a single class action known as In re Cabletron Systems, Inc. Securities Litigation (C.A. No. 97-542-SD). The litigation does not involve any current executives of Enterasys Networks.
    The agreement in principle provides that the final settlement agreement be signed no later than January 25, 2005.
    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004.

    CONTACT: Enterasys Networks
             Financial Analysts:
             Kristen Sheppard, Esq.
             Investor-relations@enterasys.com
             News Media:
             Kevin Flanagan, 978-684-1473
             kflanaga@enterasys.com